UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 19, 2017, Spherix Incorporated (the “Company”) entered into an amendment to the employment agreement (the “Amendment”) of Anthony Hayes, the Company’s Chief Executive Officer. Pursuant to the Amendment, effective January 1, 2017, Mr. Hayes is entitled to receive an annual cash bonus in an amount equal to up to $250,000 if the Company meets or exceeds certain criteria adopted by the Compensation Committee of the Company’s Board of Directors. In addition, Mr. Hayes was awarded a restricted stock unit grant for 30,000 shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan (the “RSU Grant”). The RSU Grant shall vest in installments, in tandem with the satisfaction of the same criteria to which the cash bonus is subject. If all criteria are met, 100% of the RSU Grant shall vest upon the determination of the Compensation Committee, which in any event shall not be later than March 15, 2018.

All other terms of Mr. Hayes’ employment agreement, effective as of April 1, 2016, shall remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement by and between Spherix Incorporated and Anthony Hayes, dated as of October 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: October 25, 2017	By: _/s/ Anthony Hayes____________
Name: Anthony Hayes
Title: Chief Executive Officer